Exhibit 99.1

News Release
Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Keith Price
330-796-1863
ANALYST CONTACT:	Christina Zamarro
330-796-1042
FOR IMMEDIATE RELEASE

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Goodyear Announces Pricing of $900 Million of Senior Notes

AKRON, Ohio, May 11, 2016 - The Goodyear Tire & Rubber Company announced that it has priced its offering of $900 million aggregate principal amount of 10-year senior notes. The notes will be senior unsecured obligations of the company. They will be offered to the public at a price of 100% of the principal amount and will bear interest at a rate of 5.0% per annum. Goodyear expects the offering to close on May 13, 2016, subject to customary closing conditions.

Goodyear intends to use the net proceeds from this offering, together with current cash and cash equivalents, to redeem in full its $900 million aggregate principal amount of 6.5% senior notes due 2021.

Citigroup Global Markets Inc.; Barclays Capital Inc.; BNP Paribas Securities Corp.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities LLC; HSBC Securities (USA) Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Wells Fargo Securities, LLC are acting as the joint book-running managers for the offering. Natixis Securities Americas LLC; Capital One Securities, Inc.; Commerz Markets LLC; Mitsubishi UFJ Securities (USA), Inc.; PNC Capital Markets LLC; UniCredit Capital Markets LLC; and U.S. Bancorp Investments, Inc. are acting as co-managers for the offering.

The offering was made under a shelf registration statement that was filed with the U.S. Securities and Exchange Commission and became automatically effective on November 2, 2015. The offering of the notes may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

Citigroup Global Markets Inc.	The Goodyear Tire & Rubber Company
c/o Broadridge Financial Solutions	Investor Relations Department
1155 Long Island Avenue	200 Innovation Way
Edgewood, NY 11717	Akron, OH 44316
telephone: 800-831-9146	telephone: 330-796-3751
email: prospectus@citi.com

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This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Goodyear is one of the world’s largest tire companies. It employs approximately 66,000 people and manufactures its products in 49 facilities in 22 countries around the world. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; foreign currency translation and transaction risks; a labor strike, work stoppage or other similar event; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; increases in the prices paid for raw materials and energy; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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